                                                                    EXHIBIT 99.1

                                                                    SCHEDULE III

                      VALLEY FORGE LIFE INSURANCE COMPANY
                      SUPPLEMENTARY INSURANCE INFORMATION

--------------------------------------------------------------------------------------------------------------------------------
                                                                       GROSS INSURANCE RESERVES
                                                                       ------------------------

                                                         CLAIM
                                     DEFERRED             AND          FUTURE           POLICY-         NET              NET
                                    ACQUISITION          CLAIM         POLICY          HOLDERS'       PREMIUM        INVESTMENT
(IN THOUSANDS OF DOLLARS)              COSTS            EXPENSE       BENEFITS           FUNDS        REVENUE          INCOME
--------------------------------------------------------------------------------------------------------------------------------
December 31, 1997
   Individual..................     $   90,862.6    $   27,391.0   $  1,856,175.5    $     570.2   $   58,232.9    $    11,349.2
   Group.......................          4,491.3        53,850.5         50,723.9       39,358.1      273,939.3         18,563.9
                                    ------------    ------------   --------------    -----------   ------------    -------------
                          Total         95,353.9        81,241.5      1,906,899.4       39,928.3      332,172.2         29,913.1
                                    ============    ============   ==============    ===========   ============    =============

December 31, 1996
   Individual..................     $   71,268.6    $   10,411.5   $  1,580,738.3    $     548.0   $   49,226.4    $    13,123.6
   Group.......................          3,320.1        50,156.3         40,765.6       37,596.9      276,260.0         16,188.6
                                    ------------    ------------   --------------    -----------   ------------    -------------
                          Total         74,588.7        60,567.8      1,621,503.9       38,144.9      325,486.4         29,312.2
                                    ============    ============   ==============    ===========   ============    =============

December 31, 1995
   Individual..................     $   50,420.8    $   14,118.6   $  1,297,743.3    $     676.4   $   49,435.0    $    18,918.0
   Group.......................            178.8        45,304.8         36,649.8       33,897.9      247,218.0         12,576.3
                                    ------------    ------------   --------------    -----------   ------------    -------------
                          Total         50,599.6        59,423.4      1,334,393.1       34,574.3      296,653.0         31,494.3
                                    ============    ============   ==============    ===========   ============    =============
--------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------


                                                      AMORTIZATION
                                       INSURANCE           OF
                                       CLAIMS AND       DEFERRED          OTHER
                                     POLICYHOLDERS'   ACQUISITION       OPERATING
(IN THOUSANDS OF DOLLARS)               BENEFITS         COSTS          EXPENSES
----------------------------------------------------------------------------------
December 31, 1997
   Individual..................     $   106,720.7    $    11,922.6   $     6,190.5
   Group.......................         200,486.7           (104.8)       27,314.9
                                    -------------    -------------   -------------
                          Total         307,207.4         11,817.8        33,505.4
                                    =============    =============   =============

December 31, 1996
   Individual..................     $    84,559.1    $     1,124.7   $     9,158.9
   Group.......................         220,280.8             52.4        26,863.7
                                    -------------    -------------   -------------
                          Total         304,839.9          1,177.1        36,022.6
                                    =============    =============   =============

December 31, 1995
   Individual..................     $    60,208.5    $     6,044.9   $    11,563.1
   Group.......................         210,727.7             21.2        23,472.8
                                    -------------    -------------   -------------
                          Total         270,936.2          6,066.1        35,035.9
                                    =============    =============   =============
----------------------------------------------------------------------------------

                                      46